UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

Akari Therapeutics, Plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	001-36288	98-1034922
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 East Jackson Street, Suite 3300

Tampa, FL 33602

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (929) 274-7510

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 80,000 Ordinary Shares	AKTX	The Nasdaq Capital Market
Ordinary Shares, par value $0.000000005 per share*

*Trading, but only in connection with the American Depositary Shares.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2026, Akari Therapeutics, Plc (the “Company”), entered into an amendment (the “CEO Agreement Amendment”), to its Chief Executive Officer Agreement, dated as of March 14, 2025, with Abizer Gaslightwala, the Company’s Chief Executive Officer (the “CEO Agreement”), which amended the CEO Agreement to provide for the following:

●	an increase in Mr. Gaslightwala’s annual base salary from $475,000 to $625,000, effective as of August 18, 2026, of which 10%, or $62,500 in the aggregate, will be delivered in the form of restricted stock units under the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) in lieu of cash during the 12-month period beginning August 18, 2026, which RSU were granted on the date of the CEO Agreement Amendment, valued based on fair market value on the grant date and will vest in four equal quarterly installments on November 18, 2026, February 18, 2027, May 18, 2027 and August 18, 2027, subject to (i) adjustment for any installment scheduled to vest before the grant date and (ii) approval by the Company’s shareholders of an amendment to the 2023 Plan to increase the number of the Company’s American Depositary Shares (“ADSs”) reserved for issuance thereunder; provided that if such shareholder approval is not obtained, the RSUs will be foreited and cancelled, and the Company will make adjustment payments to ensure that Mr. Gaslightwala receives his full base salary for the applicable period.

●	an increase in Mr. Gaslightwala’s target annual bonus opportunity from 50% of base salary to 55% of base salary, resulting in target annual base salary and bonus compensation of approximately $970,000; and

●	a grant of options to purchase 174,000 ADSs under the 2023 Plan as of August 18, 2026, vesting in equal monthly installments over four years, with vesting deemed to have commenced on March 18, 2026, subject to approval by the Company’s shareholders of an amendment to the 2023 Plan to increase the number of ADSs reserved for issuance thereunder.

The foregoing description of the CEO Agreement Amendment is only a summary and is qualified in its entirety by the full text of the CEO Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Amendment to Chief Executive Officer Agreement, dated as of September 29, 2026, by and between the Company and Abizer Gaslightwala.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

†	Indicates management contract or compensatory arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akari Therapeutics, Plc

Date: October 1, 2026	By:	/s/ Kameel Farag
Kameel Farag
Interim Chief Financial Officer